77E  Legal Proceedings

Various civil actions have been filed against the Registrant in regard to market timing allegations. As of April 22, 2004, we have received the following complaints:

(1.) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant United States District Court District of Massachusetts
      Case # 04 10534 PBS
      Complaint Allegation:  Market Timing

(2.) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin, John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC, Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation, Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10567MEL
      Complaint Allegation: Market Timing

(3.) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia
Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04-10315-PBS
      Complaint Allegation: Market Timing

(4.) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10355PBS

(5.) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

      United States District Court
      Southern District of New York
      Case # 04 CV 1576

Complaint Allegation:  Market Timing

(6.) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley
L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10408HEL

Complaint Allegation:  Market Timing

(7.) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(8.) R.L. Simmonds and Jean Simmonds, on behalf of Themselves and on behalf of All Others Similarly Situated v. Columbia Funds, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Columbia Management Group, Inc., FleetBoston Financial Corporation, Columbia Wanger Asset Management, L.P.,

      United States District Court
      Southern District of New York
      Case # 04 CV 01879

Complaint Allegation:  Market Timing
77Q1 Exhibits


                              COLUMBIA EUROPE FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2003, between COLUMBIA FUNDS TRUST VII, a Massachusetts business trust ("Trust"), with respect to COLUMBIA EUROPE FUND ("Fund"), and COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

4. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.70% of the first $1 billion of the average daily net assets of the Fund, 0.65% of the next $500 million and 0.60% in excess of $1.5 billion.

5. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

6.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until October 31, 2004 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

7.   This Agreement may be amended in accordance with the 1940 Act.

8. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

9. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.

COLUMBIA FUNDS TRUST VII
on behalf of COLUMBIA EUROPE FUND

By: /s/ Joseph R. Palombo
       Joseph R. Palombo
       President

COLUMBIA MANAGEMENT ADVISORS, INC.

By:/s/ Joseph R. Palombo
       Joseph R. Palombo
       Executive Vice President and Chief Operating Officer

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.

                           COLUMBIA NEWPORT TIGER FUND

                         INVESTMENT MANAGEMENT AGREEMENT

Investment Management Agreement dated November 1, 2003, by and between COLUMBIA FUNDS TRUST VII, a Massachusetts business trust (the "Trust"), and COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation (the "Investment Manager"), a registered investment corporation (the "Investment Manager"), a registered investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, the Trust is registered as a diversified, open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust desires to retain the Investment Manager to furnish investment advisory and management services to a certain portfolio of the Trust, and the Investment Manager is willing to so furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be bound, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints the Investment Manager to act as investment manager to the Columbia Newport Tiger Fund series of the Trust (the "Portfolio") for the period and on the terms set forth in this Agreement. The Investment Manager accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2. Delivery of Documents. The Trust has furnished (or will furnish when available) the Investment Manager with copies properly certified or authenticated of each of the following:

(a) The Trust's Declaration of Trust dated July 3, 1991, as amended to date;

(b) The Trust's By-laws, as amended to date;

(c) Resolutions of the Trust's Board of Trustees approving this Agreement;

(d) The Trust's Registration Statement on Form N-IA (or any successor form adopted by the Securities and Exchange Commission (the "SEC") under the 1940 Act and under the Securities Act of 1933 as amended (the "1933 Act"), relating to shares of beneficial interest in the Portfolio (herein called the "Shares") as filed with the SEC, and all amendments thereto;

(e) The Trust's Prospectus and Statement of Additional Information for the Portfolio, as currently in effect (such Prospectus and Statement of Additional Information as presently in effect and all amendments and supplements thereto are herein called the "Prospectus" and "Statement of Additional Information", respectively).

The Trust will furnish the Investment Manager from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing.

3. Management. Subject to the supervision of the Trust's Board of Trustees, the Investment Manager will provide a continuous investment program for the Portfolio, including investment research and management with respect to all securities and investments and cash and cash equivalents in the Portfolio. The Investment Manager will determine from time to time what securities and other investments will be purchased, retained or sold by the Portfolio. The Investment Manager will provide the services under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Prospectus and Statement of Additional Information. The Investment Manager further agrees that it:

(a) will conform with all applicable Rules and Regulations of the SEC and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal and State agencies which may now or in the future have jurisdiction over its activities;

(b) will place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Investment Manager will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Manager, may, in its description, purchase and sell portfolio securities to and from brokers and dealers who provide the Investment Manager or the Portfolio with research advice and other services, or who sell Portfolio shares, as permitted by law, including but not limited to Section 28(e) of the Securities Exchange Act of 1934, as amended. In no instance will portfolio securities be purchased from or sold to the Investment Manager or any affiliated person of the Investment Manager as principal;

(c) will provide, or cause its affiliates to provide, all necessary executive personnel for the Fund, the salaries and expenses of such personnel to be borne by the Investment Managers or its affiliates;

(d) will provide, or cause its affiliates to provide, at its or their own cost, all office space and facilities necessary for the activities of the Trust.

Notwithstanding the foregoing, the Investment Manager may obtain the services of one or more investment counsel to act as a sub-advisor to the Portfolio. The cost of employing such counselor or sub-advisor will be paid by the Investment Manager and not by the Portfolio.

4. Services Not Exclusive. The investment management services furnished by the Investment Manager hereunder are not to be deemed exclusive, and the Investment Manager shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

5. Books and Records. In compliance with the requirements of the 1940 Act, the Investment Manager hereby agrees that all records which it maintains for the Trust are the property of the Trust, and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Manager further agrees to preserve for the periods prescribed by the 1940 Act the records required to be maintained by the 1940 Act.

6. Expenses. During the term of this Agreement, the Investment Manager will pay all expenses incurred by it in connection with its investment management of the Portfolio.

The Trust or the Portfolio as appropriate, shall bear all expenses of its operations and business not specifically assumed or agreed to be paid by the Investment Manager, its affiliates, or other third parties. In particular, but without limiting the generality of the foregoing, the Trust or the Portfolio, as appropriate, shall pay:

(1)   Taxes;

(2) Brokerage fees and commissions with regard to portfolio transactions of the Portfolio;

(3) Interest charges, fees and expenses of the custodian of the Portfolio's securities;

(4) Fees and expenses of the Trust's transfer agent and administrator relating to the Portfolio;

(5)   Auditing and legal expenses;

(6)   Cost of maintenance of the Trust's existence;

(7) The proportionate share of compensation of directors of the Trust who are not interested persons of the Investment Manager as that term is defined by law;

(8)   Costs of shareholder and trustee meetings of the Trust;

(9)   Federal and State registration fees expenses;

(10) Costs of printing and mailing Prospectuses and Statements of Additional Information for the Portfolio's shares, reports and notices to existing shareholders;

(11) The Investment Management fee payable to the Investment Manager, as provided in paragraph 7 herein;

(12)  Costs of record keeping and daily pricing, and;

(13) Distribution expenses in accordance with any Distribution Plan as and if approved by the shareholders of the Portfolio.

At the request of the Trust, the Investment Manager may arrange for any such services on behalf of the Trust. If the Investment Manager makes any payment therefor, or incurs any cost in connection therewith, the Trust shall promptly reimburse such amounts to the Investment Manager.

If the expenses projected to be borne by the Portfolio (exclusive of interest, brokerage commissions, taxes and extraordinary items, but inclusive of investment management fee) in any fiscal year are expected to exceed any applicable state expense limitation provision to which the Portfolio is subject, the Investment Management fee payable by the Portfolio to the Investment Manager shall be reduced on each day such fee is accrued to the extent of that day's portion of such excess expenses. The amount of such reduction shall not exceed the actual amount of the Investment Management fee otherwise payable in such year. Any excess reduction accrued shall be payable to the Investment Manager by the Trust on behalf of the Portfolio within five (5) business days after the amount of such excess is determined.

7. Compensation. For the services provided and the expenses assumed by the Investment Manager pursuant to this Agreement, the Portfolio will pay the Investment Manager and the Investment Manager will accept as full compensation a management fee, accrued daily and payable within five (5) business days after the last business day of each month, at the annual rate of 1.00% on the first $100 million of the aggregate net assets of the Portfolio, 0.75% in excess of $100 million, 0.70% in excess of $1.5 billion and 0.65% in excess of $2.5 billion.

8. Limitation of Liability. The Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Portfolio in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

9. Duration and Termination. This Agreement shall become effective on the date first above written and, unless sooner terminated as provided herein, shall continue in effect until October 31, 2004. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of either the Board of Trustees of the Trust or of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio. Notwithstanding the foregoing, this Agreement may be terminated by the Trust on behalf of the Portfolio or by the Investment Manager at any time on sixty (60) days written notice, without the payment of any penalty, provided that termination by the Portfolio must be authorized either by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Except as permitted by the 1940 Act or any rule thereunder or any exemptive order or no-action letter issued by the SEC thereunder, no material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Portfolio's outstanding voting securities (as defined in the 1940 Act)

11. Limitation of Liability of Trust. The term "Columbia Funds Trust VII" means and refers to the trustees from time to time serving under the Declaration of Trust dated July 3, 1991 as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the trustees of the Trust and this Agreement has been signed by an authorized officer of the Trust acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

13. Use of Name. The Trust and the Portfolio may use the names "Liberty", "Liberty Financial", "Colonial" or "Newport" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of the Investment Manager as investment adviser.

14. Notice. Any notice to be given as required herein may be given by personal notification or by first class mail, postage prepaid, to the party specified at the address stated below:

(a) To the Trust or the Portfolio at:

Columbia Funds Trust VII
One Financial Center
Boston, MA 02111

(b) To the Investment Manager at:

Columbia Management Advisors, Inc.
100 Federal Street
Boston, MA  02110

15. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

COLUMBIA MANAGEMENT ADVISORS, INC.

By:/s/ Joseph R. Palombo
     Joseph R. Palombo
     Executive Vice President and Chief Operating Officer

COLUMBIA NEWPORT TIGER FUND
By: COLUMBIA FUNDS TRUST VII

By: /s/ Joseph R. Palombo
     Joseph R. Palombo
     President


                              AMENDMENT NO. 2
                                  TO THE
                        AGREEMENT AND DECLARATION OF TRUST
                                    OF
                          LIBERTY FUNDS TRUST VII


         WHEREAS, Section 1 of Article I of the Amended and Restated Agreement and Declaration of Trust (Declaration of Trust) dated October 30, 1998, as amended, of Liberty Funds Trust VII (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Liberty Funds Trust VII, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Columbia Funds Trust VII" and have authorized the following amendment to said Declaration of Trust:


         Section 1 of Article I is hereby amended to read in its entirety as follows:


                Section 1. This Trust shall be known as "Columbia Funds Trust VII" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of October 13, 2003.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this September 15, 2003.




/s/ Douglas A. Hacker                                   /s/ John J. Neuhauser
    Douglas A. Hacker                                       John J. Neuhauser

/s/ Janet Langford Kelly                                /s/ Joseph R. Palombo
    Janet Langford Kelly                                    Joseph R. Palombo

/s/ Richard W. Lowry                                    /s/ Thomas E. Stitzel
    Richard W. Lowry                                        Thomas E. Stitzel

/s/ William E. Mayer                                    /s/ Thomas C. Theobald
    William E. Mayer                                        Thomas C. Theobald

/s/ Charles R. Nelson                                   /s/ Ann-Lee Verville
    Charles R. Nelson                                       Anne-Lee Verville



Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )


         Then personally appeared the above-named Trustees and executed Amendment No. 2 to the Amended and Restated Agreement and Declaration of Trust of Liberty Funds Trust VII as their free act and deed, before me, this September 15, 2003.

                                                /s/ Erkia L. Nager
                                                    Erika L. Nager
                                                    Notary Public

                                             My Commission Expires:  6/14/2007